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                                                                    Exhibit 3.27

                                                                          PAGE 1

                                    DELAWARE
                                 THE FIRST STATE

     I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF "MAXI DRUG SOUTH, L.P." AS RECEIVED AND FILED IN THIS OFFICE.

     THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

     CERTIFICATE OF LIMITED PARTNERSHIP, FILED THE SECOND DAY OF JANUARY, A.D. 2002, AT 9 O'CLOCK A.M.

     AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID LIMITED PARTNERSHIP.


[SEAL]

3474349 8100H

040547041

                                       /s/ Harriet Smith Windsor
                                       -----------------------------------------
                                       Harriet Smith Windsor, Secretary of State
                                       AUTHENTICATION: 3256532

                                                  DATE: 07-27-04

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                                                           STATE OF DELAWARE
                                                          SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 09:00 AM 01/02/2002
                                                          020002511 - 3474349

                       CERTIFICATE OF LIMITED PARTNERSHIP

                                       OF

                             MAXI DRUG SOUTH, L.P.

     This Certificate of Limited Partnership of Maxi Drug South, L.P. (the "PARTNERSHIP") is made as of January 2, 2002.

     1.   The name of the Partnership is Maxi Drug South, L.P.

     2. The address of the registered office of the Partnership in the State of Delaware is 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808. The name and address of the registered agent for service of process on the Partnership are Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, Delaware 19808.

     3. The name and business address of the general partner of the Partnership are as follows:

                    Maxi Drug, Inc.
                    50 Service Avenue
                    Warwick, Rhode Island 02886

     IN WITNESS WHEREOF, the undersigned has caused this Certificate of Limited Partnership to be executed in its capacity as the general partner of Maxi Drug South, L.P. as of the date first above written.

                                      MAXI DRUG, INC.
                                      General Partner


                                      BY: /s/ Randy Wyrofsky
                                          ----------------------------
                                          Randy Wyrofsky
                                          Vice President

                                       -1-